UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 910-2617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, the Board of Directors (the “Board”) of Insys Therapeutics, Inc. (the “Company”) appointed Rohit Vishnoi, effective immediately, to serve as members of the Board. Mr. Vishnoi was appointed as a Class II director, with an initial term expiring at the Company’s 2018 annual meeting of stockholders. To accommodate this appointment of a new director, the Board increased the size of the Board from seven directors to eight directors. Effective May 2, 2017, the Board also appointed Mr. Vishnoi as a member of the Science and Research and Development Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Vishnoi will receive cash compensation, on a pro-rated basis, for his Board service (including each identified committee) as follows: (i) $50,000 as an annual board retainer, (ii) $8,000 for his service as a member of the Science and Research and Development Committee of the Board, and (iii) $5,000 for his service as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Vishnoi also received an initial equity grant in connection with his Board service as follows: (i) 24,000 stock options and (ii) 6,000 restricted stock units. Such equity award is subject to such other terms and conditions as set forth in the applicable equity plan and any relevant grant agreement accompanying such grant. The Company expects to enter into the Company’s standard director indemnification agreement with Mr. Vishnoi.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)

The Company held its Annual Meeting of Shareholders on Tuesday, May 2, 2017. In connection with the meeting 57,370,326 shares were represented in person or by proxy, or 79.55% of the total shares outstanding.

(b)	The results of stockholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS:

Proposal 1- Stockholders elected the two (2) director nominees named in the Company’s annual meeting proxy statement:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Steven Meyer	57,107,393	262,933	—	—
Brian Tambi	57,096,633	273,693	—	—

Proposal 2 - Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,222,306	135,204	12,816	—
99.74%	0.24%	0.02%	0.00%

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 4, 2017 Announcing Appointment of Rohit Vishnoi to Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017	Insys Therapeutics, Inc.

	By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 4, 2017 Announcing Appointment of Rohit Vishnoi to Board of Directors